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                                                               EXHIBIT 23

[DELOITTE & TOUCHE LLP LETTERHEAD]




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the filings listed below of our report dated March 26, 1996 (except for Notes 11 and 12, as to which the dates are November 22, 1996 and January 3, 1997, respectively) with regard to the consolidated financial statements of Thompson Minwax Holding Corp. and Subsidiaries for the year ended December 31, 1995 (as restated), included in the Current Report on Form 8-K of The Sherwin-Williams Company:

-   Registration Statement (Form S-3 No. 33-64543) of The Sherwin-Williams
    Company;

- Registration Statement (From S-8 No. 33-28585) pertaining to The Sherwin-Williams Company 1984 Stock Plan;

- Registration Statement (Form S-8 No. 33-52227) pertaining to The Sherwin-Williams Company 1994 Stock Plan;

- Registration Statement (Form S-8 No. 33-62229) and the Post Effective Amendment Number 5 of the Registration Statement (Form S-8 No. 2-80510) pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan;

-   Registration Statement (Form S-3 No. 33-22705) of The Sherwin-Williams
    Company;

- Registration Statement (Form S-4 No. 333-00725) of the Sherwin-Williams Company; and

-   Registration Statement (Form S-3 No. 333-01093) of The Sherwin-Williams
    Company.

/s/ Deloitte & Touche LLP

January 20, 1997


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DELLOITE TOUCHE
TOHMATSU
INTERNATIONAL
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